Exhibit 99.1

[MISSION COMMUNITY BANCORP LETTERHEAD]

_______, 2012

Notice of Extension of Warrant Expiration Date

Dear Warrant Holder:

We are pleased to advise you that the expiration date of the warrants you hold to purchase shares of the common stock of Mission Community Bancorp, Inc. which were issued in December 2010 has been extended.

Effective October 1, 2012 the expiration date of the warrants you hold has been extended from 5:00 P.M. Eastern Time on December 17, 2015 to 5:00 P.M. Eastern Time on March 21, 2017.

Your warrants must be exercised in accordance with the terms of the warrant certificates and the warrant agreement which govern the terms of the warrants.  All unexercised warrants will become null and void after 5:00 P.M. Eastern Time on March 21, 2017.

Except for the extension of the expiration date, all terms of the warrant certificates and warrant agreement remain in full force and effect.

Please direct any questions you may have to Cindy Harrison, Vice President and Assistant Corporate Secretary, at 805-597-6126.  Thank you for your investment in Mission Community Bancorp.

Sincerely,

_______________